Exhibit 16.1

October 25, 2012

Securities and Exchange Commission

100 F Street, NW

Washington, D.C. 20549

Re:  Abtech Holdings, Inc.

We have read the statements included in the “Change in Accountants” section of Amendment No. 2 to Form S-1. We agree with the statements made in that section, insofar as they relate to our Firm.

Very truly yours,

/s/ Madsen & Associates CPA's, Inc.

Madsen & Associates CPA's, Inc.

Murray, UT 84107